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EXHIBIT 24: POWER OF ATTORNEY

The undersigned Directors of Paychex, Inc., do hereby constitute and appoint B. Thomas Golisano their true and lawful attorney and agent, to execute the Paychex, Inc., Annual Report on Form 10-K for the fiscal year ended May 31, 2003, for us and in our names as Directors, to comply with the Securities Exchange Act of 1934, and the rules, regulations and requirements of the Securities and Exchange Commission, in connection therewith.


Dated: July 15, 2003                  /s/ Betsy S. Atkins
                                      -----------------------------
                                      Betsy S. Atkins


Dated: July 9, 2003                   /s/ G. Thomas Clark
                                      --------------------------
                                      G. Thomas Clark


Dated: July 9, 2003                   /s/ David J. S. Flaschen
                                      -------------------------
                                      David J. S. Flaschen


Dated: July 9, 2003                   /s/ Phillip Horsley
                                      ------------------------------
                                      Phillip Horsley


Dated: July 9, 2003                   /s/ Grant M. Inman
                                      ---------------------------
                                      Grant M. Inman


Dated: July 9, 2003                   /s/ J. Robert Sebo
                                      ----------------------------
                                      J. Robert Sebo


Dated: July 9, 2003                   /s/ Joseph M. Tucci
                                      --------------------------
                                      Joseph M. Tucci